Exhibit 10.32

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

MASTER LICENSE AND SUPPORT AGREEMENT

THIS MASTER LICENSE AND SUPPORT AGREEMENT (the “Agreement”), is made and entered into on February 13, 2007  by and between Local Matters Voice and Wireless Division, Inc (“Licensor”), and Sensis Pty Ltd (ABN 30 007 423 912) of 222 Lonsdale Street, Melbourne 3000, Australia (“Licensee”), an Australian Corporation.

RECITALS:

WHEREAS, Licensor owns or has acquired the right to license certain proprietary Software (as defined herein);

WHEREAS, Licensor desires to grant and Licensee desires to obtain a limited license to the Object Code of the Software, along with certain Support and Maintenance Services (as defined herein), subject to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1                                           Recital Representations.  The parties agree that all of the foregoing recitals are true, correct, and are incorporated herein by reference.

2                                           Definitions.  Except for those words defined elsewhere in this Agreement, the following non-exclusive list of definitions shall have the meanings set forth hereunder and any Schedules attached hereto.

2.1                                  “Affiliate” means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority; provided however, that such entity shall be considered an Affiliate only for the time during which such control exists.

2.2                                  “Annual License Charge” (“ALC”) means the annual fee to be paid by Licensee pursuant to Section 6.2 hereunder for Support and Maintenance Services and a continuing right to use the Software during the applicable twelve (12) month period.

2.3                                  “Confidential Information” means all proprietary information, whether in oral, written, graphic, electronic or machine readable form used or developed, in whole or in part by Licensor or by third parties, and which Licensor desires or is required to keep confidential including, without limitation: price lists, customer lists, procedures, improvements, modifications, Enhancements, Updates, concepts and ideas, business plans or proposals, technical plans and proposals, research and development, know-how, budgets and productions, technical memoranda, research reports, designs and specifications, product and user manuals, software in both Object Code and Source Code, specifically including the Software, Documentation, engineering, hardware, configuration information, algorithms, new product and service developments, comparative analysis of competitive products, services and operating procedures, and other information, data and documents now existing or later acquired by Licensor, whether or not any such information, data or documents qualify as trade secrets, are reduced to writing, or are protected by patent or copyright registration under applicable federal or state law.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

2.4                                  “Documentation” means collectively: (i) all of the written, printed, electronic, or other materials in any format published or otherwise made available by Licensor that relate to the functioning, operation and/or performance capabilities of the Software; (ii) all user, operator, systems administration, technical support, and other manuals; and (iii) all other written, printed, electronic or other materials in any format published or otherwise made available by Licensor that describe the function, operating and/or performance capabilities of the Software, all as may be updated from time to time.

2.4A                       “Effective Date” means 1 January 2007 notwithstanding that this Agreement was executed after this date.

2.5                                  “Enhancements” means a new function or feature for any portion of the Software that was not contained in previous releases or versions of the Software and that may be incorporated into the Software by modification of the then-existing Software or by development of new programs.

2.6                                  “Error” means a failure of the Software that causes the Software to crash, lose data, or materially deviate from its reasonably expected functionality.

2.7                                  “Escrow Agreement” means the Software Escrow Agreement by and among Licensor, Sensis Pty Limited and Assurex Escrow Pty Limited, executed concurrently with this Agreement.

2.8                                  “Initial Support and Maintenance Period”~~.~~ means the initial~~,~~ one (1) year period that commences upon payment of the Primary License Charge.

2.9                                  “License” means the license of the Software described in Section 3.1 hereunder.

2.10                            “Personal Information” has the meaning set forth in the Privacy Act.

2.11                            “Primary License Charge” (PLC) means the license fee paid by Licensee to Licensor for the use and license of the Software, in accordance with the provisions of this Agreement and attachments thereto, and as described in Section 6.1 hereunder.

2.12                            “Privacy Act” means the Privacy Act 1988 (Cth).

2.13                            “Privacy Laws” means the Privacy Act, the Telecommunications Act 1997 (Cth), the Telecommunications (Interception) Act 1979 (Cth) and any other legislation, principles, industry codes and policies relating to the collection, use, disclosure, storage or granting of access rights to Personal Information, which Licensee notifies the Licensor is a Privacy Law for the purposes of this Agreement.

2.14                            “Object Code” means the binary machine-readable version of a software program.

2.15                            “Representatives” of a party includes an employee, agent, officer, director, auditor, advisor, consultant, contractor or sub-contractor of that party.

2.16                            “Software” means the Object Code or machine-readable version of the computer software described in Schedule “A” attached hereto or subsequent Schedules or purchase orders made under this Agreement, including any future Updates, or Enhancements developed and owned or licensed by Licensor that Licensor may provide to Licensee pursuant to this Agreement or to a Consulting Agreement (defined below).  “Software” also means any whole or partial copies of machine-readable data such as a database and related licensed materials, including documentation, user manuals and listings in any form.

2.17                            “Services” means the performance of a task or project, provision of advice and counsel, assistance, or use of a resource (such as access to an information data base) Licensor may

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

make available to Licensee. When appropriate, Licensor’s provision of the Services may be described in a separate agreement and referred to as a “Consulting Agreement” which may also include at least one “Statement of Work” as an appendix that provides further details.

2.18                            “Source Code” means those statements in a computer language that when processed by a compiler, assembler or interpreter become executable by a computer.

2.19                            “Specifications” means the technical and functional specifications for the Software in effect at the date of this Agreement, and as may be provided in Schedule “A” attached hereto.

2.20                            “Support and Maintenance Periods” means the annual periods beyond the Initial Support and Maintenance Period, as renewed.

2.21                            “Support and Maintenance Services” means Licensor’s provision of the services described in Section 4.1 hereunder.

2.22                            “Territory” means world-wide.

2.23                            “Third Party Software” means any computer software programs not owned or licensed by Licensor.

2.24                            “Update” means any revision to the Software licensed hereunder consisting of Error fixes and/or minor functional enhancements issued by Licensor from time-to-time, generally made available to Licensee, and includes any consolidation of Updates in the form of new releases for a version of the Software. The term “Updates” does not include new versions.

3                                          Grant of Software License.

3.1                                  License Grant.  Subject to the terms and conditions of this Agreement, and upon payment in full of the PLC and current ALC due as described in Sections 6.1 and 6.2 hereunder, Licensor hereby grants to Licensee a limited, non-exclusive, non-transferable, non-assignable (subject to Section 17) right to use during the Term (as defined below) an unmodified version of the Software and the Documentation solely for Licensee’s internal business operations that comprise the provision of voice and text based  information services to end users within the Territory (the “License”).

3.2                                  Sublicensing.  Licensee may sublicense its rights under Section 3.1 to its Affiliates that agree in writing to be bound by the terms and conditions of this Agreement.

Licensee acknowledges and agrees that it shall be liable for any breach of the terms of this Agreement by an Affiliate to which Licensee sublicenses the Software.  For avoidance of doubt, sublicensees of Licensee shall have no further right to sublicense the Software.

3.3                                  Restrictions.  Licensee shall not use, license, sublicense, lease, copy or otherwise distribute the Software in any other manner except as expressly permitted herein. Licensee shall have the right to make one (1) copy of the Software for back-up purposes only provided Licensee reproduces the copyright notice and any other legend or ownership on the copy. Licensee may use the copy only to replace the original, when necessary.

3.4                                  No Licenses.  Except as is expressly set forth in this Agreement, Licensee shall not, nor shall Licensee authorise or permit any third party, to translate, update, modify, reverse engineer, reverse assemble, reverse compile, decompile, recompile, or disassemble the Software, nor shall Licensee have the right (subject to Section 3.1 and 17) to sublicense, assign, distribute, lease or otherwise make available to any third party any of the rights granted to Licensee hereunder. Except as expressly provided herein, no other licenses are granted herein.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

3.5                                  Software Ownership.  Except to the extent that a third party software provider reserves rights in software being provided herein, all patents, patentable material, copyrights, trademarks, trade secrets, service marks, trade names, intellectual property and other proprietary rights in or related to the Software are and will remain the exclusive property of Licensor whether or not specifically recognised or perfected in the laws of the jurisdiction in which the Software is used or licensed. Licensee will not take any action that jeopardises Licensor’s proprietary rights or acquire any right in the Software or Confidential Information. Licensor will own all rights in any permitted copy, translation, modification, adaptation or derivation of the Software or Confidential Information, if any, including any Enhancement or Updates, if any. Unless otherwise provided, Licensee also acknowledges that Licensor owns all proprietary rights, including patent, copyright, trade secret and other proprietary rights, in and to the Software and any corrections, bug fixes, Enhancements, Updates or other modifications, including custom modifications, to the Software. Licensee will obtain, at Licensor’s request, the execution of any instruments that may be appropriate to assign these rights, or any other rights reasonable and necessary to Licensee rights (if any) in the Software, to Licensor, its parents, subsidiaries, Affiliates or assigns, or perfect these rights in Licensor’s name. All rights not expressly granted herein to Licensee are retained by Licensor. Both parties agree to reproduce the copyright notice and any other legend of ownership on any copies made under the licenses granted in this part.

3.6                                  Enhancements and Updates.  Any Enhancements and Updates provided to Licensee under this Agreement shall be considered part of the Software, and as such shall be governed by the terms and conditions of this Agreement. Notwithstanding any other provision of this Agreement, Licensor will notify Licensee when any Enhancements become generally available, but the Licensor is under no obligation to provide Licensee with Enhancements. Pursuant to the Support and Maintenance Services, Licensor will provide to Licensee all Updates to the Software as soon as possible after the Update is made generally available by the Licensor to its licensees that obtain similar support and maintenance services, and Licensor’s obligation to provide Licensee with Updates is subject to the provisions of Section 4 hereunder, including Licensee’s payment of the Annual License Charge (ALC). Notwithstanding the foregoing, the parties may agree that certain updates will be provided to Licensee in advance of such Updates becoming generally available. If any Enhancements or Updates are provided to Licensee, the Licensor must update the Documentation to reflect any change in the function, operation and/or performance capabilities of the updated or enhanced Software.

3.7                                  Program Packages.  Licensor may provide certain programs together with their own license agreements.  These programs (called “Program Packages”) are licensed under the terms of the agreements provided with them. This Agreement’s patent and copyright terms apply to Program Packages.  For a Program Package, Licensor may specify that additional license copies apply. If so, these copies are subject to the terms of the Program Package’s license agreement, except that Licensee may not transfer such copies. If additional license copies apply, Licensee may copy all of the Program Package’s printed documentation. Licensor may also specify that a testing period applies wherein Licensee may return the Program Package to Licensor before the end of such testing period for a refund.

3.8                                  Program Protection.  For each license in the Software, Licensee agrees to ensure that anyone who uses the Software (accessed either locally or remotely) does so only for Licensee’s authorised use and complies with Licensor’s terms regarding such Software. Licensee further agrees to maintain a record of all copies, and in the case of a licensed database, Licensee shall allow access to the information contained in it only to Licensee’s Affiliates, employees, agents, or subcontractors, and only for the purposes of exercising Licensee’s rights under this Agreement and/or in support of their work for Licensee.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

4                                          Software Support and Maintenance Services.

4.1                                  Obligation to Provide Support and Maintenance Services.  During the Term, and provided that Licensee has paid the ALC then owing to Licensor, Licensee shall receive by telephone, e-mail, or, if reasonably required by the circumstances, on-site Support and Maintenance Services as are more particularly described in Schedule “B” attached hereto. Licensee, at its sole expense, agrees to establish and maintain an internal competency centre or help desk to assist Licensor in coordinating and providing the Support and Maintenance Services as set forth herein by establishing a central point of contact with the Licensor.

4.2                                  Modification of Support and Maintenance Services.  Licensor, in its sole discretion, reserves the right to change or modify the Support and Maintenance Services to be provided to Licensee during the Term by providing Licensee with written notification of such changes or modifications no later than thirty (30) days prior to the date of the intended change or modification.

4.3                                  Obligations Of Licensee

(a)          Licensee Contact. Licensee shall notify Licensor of Licensee’s designated Licensee Contact. To the maximum extent practicable, Licensee’s communications with Licensor will be through the Licensee Contact.

(b)         Installation. Licensee agrees to install all corrections of substantial defects, minor bug fixes and Updates, including Enhancements, if any, provided by Licensor for the Software pursuant to the Support and Maintenance Services in accordance with the instructions and in order of receipt from Licensor, including setting up and maintaining an appropriate operating environment. In order to receive support under this Agreement, Licensee must be on the current available release of the Software as provided by Licensor.

(c)          Facility and Personnel Access. Licensee agrees to grant Licensor access to Licensee’s facilities and personnel concerned with the operation of the Software to enable Licensor to provide defect support. Such access shall be sufficient free and safe for Licensor to fulfill its obligations.

(d)         No Modification of Software. Licensee agrees not to modify, enhance or otherwise alter the Software, unless and only to the extent specifically authorised in purchase orders made under this Agreement or the prior written consent of Licensor is obtained.

(e)          Error Documentation. Upon detection of any Error in the Software, Licensee, as requested by Licensor, agrees to provide Licensor a listing of output and any other data including databases and backup systems, that Licensor reasonably may request in order to reproduce operating conditions similar to those present when the Error occurred.

5                                          Agreement Structure & Invoicing

5.1                                  Software becomes subject to this Agreement when the Licensor accepts Licensee’s purchase order. Licensor accepts Licensee’s purchase order by shipping the Software. The terms of this Agreement will govern all such purchase orders submitted by Licensee to Licensor. No additional terms contained in Licensees’ purchase order will have any legal effect unless confirmation of those terms is provided by Licensor’s written confirmation.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

5.2                                  Licensor shall invoice Licensee for the following: 1) PLC and 2) ALC in accordance with the terms set forth in applicable Schedule for the Software; and 3) All other charges when or after Licensee incurs them.

5.3                                  For software or service beyond the scope of this Agreement, Licensor may charge extra if, for example, 1) Licensor is required to use other than private automobile or scheduled public transportation to provide Support and Maintenance Service or 2) Licensor responds to Licensee’s request for service of the Software outside its standard service provisions. Licensor will use reasonable efforts to notify Licensee in advance if these charges apply. Thus, in connection with the performance of the Support and Maintenance Services outside the scope of this Agreement, Licensee shall reimburse Licensor for all reasonable out of pocket business expenses incurred by Licensor and/or its agents, including, but not limited to, travel to Licensee’s place of business by Licensor’s employees and agents, hotel and meal allowances, fees of third party contractors, and the purchase of materials or rental of equipment, subject to Licensee’s prior approval.

6                                          License Fees; Support Fees; Expenses; Audit Rights.

6.1                                  Primary License Charge.  In consideration of the license to the Software being granted to Licensee hereunder by Licensor, Licensee agrees to pay to Licensor a Primary License Charge (or PLC) as stated in Schedule A or any subsequent schedule or purchase order entered into under the terms of this Agreement.

6.2                                  Annual License Charge.  In exchange for the provision of the License and the Support and Maintenance Services to the Licensee as set forth in Sections 3.1 and 4.1 above, Licensee agrees to pay Licensor the Annual License Charge (ALC) as stated in Schedule A or any subsequent schedule or purchase order entered into under the terms of this Agreement which will cover the support and maintenance services for the Initial Support and Maintenance Period.  Thereafter, on or before each anniversary of the date the ALC was paid, or as agreed to between the parties subsequently, Licensee will be required to pay the ALC charges to Licensor.  Unless this Agreement is otherwise terminated or expires, renewal of the ALC shall be automatic at the end of each licensing period. Licensor reserves the right to increase the ALC once during any 12 month contract year (measured from 12 months after the date this Agreement is executed) by providing Licensee with written notice at least ninety (90) days prior to the anniversary of the date this Agreement is executed; provided however, that

(a)          Licensee may elect to exercise its right to terminate the Agreement pursuant to Section 12.2(iii); and

(b)         any such increase must be reasonable and be reflective of Licensor’s general price increases to its customers purchasing similar software or services. .

(c)          On request, Licensor must provide Licensee with reasonable evidence of the general nature of any price increases notified to Licensee under this clause.

6.3                                  Audit Rights.  Licensee shall maintain accurate and complete books and records relating to its use of the Software pursuant to this Agreement and keep such materials for the greater of five (5) years, or as required by law in the jurisdiction where the Software is located. Licensor will have the right, no more than once per calendar year, to have an independent public accountant (the “Auditor”) examine Licensee’s relevant books, records and accounts (including records contained in electronic format on computers or any electronic data storage device) for the purpose of verifying Licensee’s compliance with this Agreement. Each audit will be conducted at Licensee’s place of business or at another place agreed to by the parties during Licensee’s normal business hours, and upon at least five (5) days prior written notice.  Licensor will pay all fees and expenses of the Auditor for the examination; provided,

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

however, that Licensee will bear any such expense if the review or audit shows a discrepancy in favour of Licensor or Licensee’s non-compliance with the terms of this Agreement. All deficiencies shown by any such audit shall be immediately paid by Licensee in Australian dollars.

7                                          Taxes.

7.1                                  Taxes and Duties.  Licensee shall pay all Australian sales, use, transfer, privilege, excise, personal property, and all other taxes of every kind and nature, and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of Licensor’s performance under this Agreement; excluding, however income taxes which may be levied against Licensor.

7.2                                  GST. If one party (“Supplying Party”) supplies taxable goods or services pursuant to this Agreement and the consideration for that supply does not expressly include GST, the party that is liable to provide the consideration (“Receiving Party”) must also pay an amount equal to the GST payable by the Supplying Party. Subject to first receiving a tax invoice, the Receiving Party must pay the GST amount when it is liable to provide the consideration. If one party must indemnify or reimburse another party (“Payee”) for any loss or expense incurred by the Payee, the required payment does not include any amount which the Payee (or an entity that is in the same GST group as the Payee) is entitled to claim as an input tax credit, but will be increased if the payment is consideration for a taxable supply. In this Section, terms used that are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the meaning given in that Act.

7.3                                  Withholding Tax. Licensee is authorised to deduct or withhold from any amount payable to the Licensor under this Agreement, any amount required by law to be deducted from such payment, including any amount required to be deducted under the provisions of a Tax Law. If Licensee is required by law to deduct or withhold any amount from the payment of fees to Licensor, then Licensee shall provide to the Licensor official receipts issued by the Australian Taxation Office or other appropriate government agency evidencing payment of any amounts deducted or withheld. Licensee will cooperate with Licensor to secure a reduction or elimination of withholding taxes pursuant to any income tax treaty between the United States and the jurisdiction of the appropriate taxing authority, as applicable.  In this Section, “Tax Law” includes the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), the International Agreements Act 1953 or all of these Acts and the Taxation Administration Act 1953 (Cth), as appropriate.

8                                          Trademark and Trade Names.

8.1                                  Except as specifically agreed to by Licensor in writing, Licensee shall not reproduce, publish, reference, distribute or utilise any trademark or trade name of the Licensor or its Affiliates electronically, in writing, or in any visual way without the prior written approval of Licensor. Without limiting the foregoing, Licensee agrees to submit to Licensor, prior to use, distribution or disclosure, any advertising, promotion or publicity in which the trademarks or trade names of Licensor or its Affiliates is used, or which is otherwise undertaken pursuant to this Agreement.

9                                          Warranty and Warranty Disclaimer.

9.1                                  Limited Software Warranty.  For a period of one hundred and eighty (180) days, (the “Software Warranty Period’) beginning on the date of delivery of the Software to Licensee, Licensor warrants that all Software shall substantially operate as described in the Documentation and Specifications described herein (the “Software Warranty”). Licensor will, at its own expense and as its sole obligation and Licensee’s sole and exclusive remedy for any

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

breach of this Software Warranty, use commercially reasonable efforts to correct any reproducible Error in the Software reported to Licensor in writing (along with all information available to Licensee that is relevant to verifying, diagnosing, or correcting the Error) during the Software Warranty Period. Licensor may correct any Error by providing to Licensee, at Licensor’s sole option, either: (i) a new version of the Software in which the Error has been corrected; (ii) additional software code that when installed in accordance with Licensor’s instructions, will correct the Error; or (iii) instructions for operating the Software in a manner that will eliminate the material adverse effects of the Error. Any such Error correction provided to Licensee will not extend the original Software Warranty Period.  This Software Warranty will terminate immediately if Licensee or any third party makes any modification to the Software without Licensor’s consent.

9.2                                  Licensor further warrants that is able to grant the License in Section 3.1.

9.3                                  No Third Party Software Warranty.  Licensor makes no warranties regarding Third Party software used with the Software, if any. Licensor shall have no responsibility for any non-conformance with the Documentation or Specifications in the Software caused by alterations, modifications or installations made by Licensee or a third party. Any work relating to, including corrections, for difficulties or defects traceable to Licensee’s unauthorised alterations, modifications, errors or system changes shall be paid by Licensee at Licensor’s then current time and material rates.

9.4                                  No Warranty for Third Party Machines.  Licensor makes no warranties regarding IBM or third party machines. Such third party machines or products may have a specified warranty service as may be provided by such third parties to Licensee.

9.5                                  DISCLAIMER OF WARRANTIES.  THE LIMITED SOFTWARE WARRANTY SET FORTH ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY REGARDING THE SOFTWARE AND ANY MACHINES USED IN CONJUNCTION WITH THE SOFTWARE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY;  FITNESS FOR A PARTICULAR PURPOSE,  TITLE AND NON INFRINGEMENT OF THIRD PARTY RIGHTS (ALL OF WHICH ARE DISCLAIMED).  LICENSEE ACKNOWLEDGES THAT IT 1S NOT RELYING ON ANY WARRANTIES OR STATEMENTS BY ANY PERSON OTHER THAN THE EXPRESS WARRANTIES SET FORTH ABOVE. LICENSOR DOES NOT WARRANT THAT THE USE OF THE SOFTWARE OR MACHINES WILL BE ERROR FREE OR UNINTERRUPTED. MISUSE, ACCIDENT, MODIFICATION, UNSUITABLE PHYSICAL OR OPERATING ENVIRONMENT, OPERATION IN OTHER THAN THE SPECIFIED OPERATING ENVIRONMENT, IMPROPER MAINTENANCE BY LICENSEE, OR FAILURE CAUSED BY A PRODUCT FOR WHICH LICENSOR IS NOT RESPONSIBLE MAY FURTHER VOID THE LIMITED WARRANTY ABOVE.

9.6                                  Licensee warrants that it has full corporate power and authority to enter into this Agreement and that it does so as agent for Telstra Corporation Limited.

10                                   Indemnification.

10.1                            Third Party Infringement Claims.  Subject to the provisions of this Agreement, Licensor will defend, indemnify and hold harmless Licensee and its shareholders, officers, directors, agents, and employees from any and all claims, losses, liabilities, damages, costs, awards, and expenses, including attorneys’ fees, expertise witness fees and court costs (directly or indirectly) arising from or related to any action against Licensee brought by a third party to the extent that the action is based upon a claim that the Software directly infringes any patent or copyright or misappropriates any trade secrets recognised as such under any applicable

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

trade secret laws. Subject to the provisions of this Agreement, Licensor will pay those costs and damages finally awarded against Licensee in any such action that are specifically attributable to such claims.

10.2                            Conditions.  Licensor’s obligations under Section 10.1 above with respect to an action are conditioned on: (i) Licensee immediately notifying Licensor in writing of such action when Licensee knows of the existence of such action, (ii) Licensee giving Licensor sole control of the defence thereof and any related settlement negotiations, and (iii) Licensee cooperating with Licensor in such defence including, without limitation, making available to Licensor all documents and information in Licensee’s possession or control that are relevant to the infringement or misappropriation claims or actions, and by making Licensee’s personnel available to testify or consult with Licensor or its attorneys in connection with such defences.

10.3                            Licensor’s Options.  If the use of the Software or a component thereof by Licensee becomes, or in Licensor’s reasonable opinion is likely to become, the subject of infringement or misappropriation claims or actions then Licensor may, at its sole option and expense either: (i) procure for Licensee the right to continue using the Software; (ii) replace or modify the infringing Software or component thereof so that it becomes non-infringing; (iii) replace the Software or a component thereof with a non-infringing substitute; or (iv) terminate Licensee’s right to use the Software and give Licensee a pro-rated refund or credit for the License fee actually paid by Licensee to Licensor for the infringing Software item.

10.4                            Exclusions.  Notwithstanding the foregoing, Licensor will have no obligation or otherwise with respect to any infringement or misappropriation claims or actions based upon: (i) any use of the Software not in accordance with this Agreement or the Documentation or for purposes not intended by Licensor such as use of Software outside its specified operating environment, (ii) any modification of the Software made by any person other than Licensor not agreed to by Licensor in writing, (iii) a combination of the Software with the software or hardware of a third party; (iv) a non-Licensor product alone; or (v) Licensee’s continued use of the alleged infringing activity after being notified in writing by Licensor thereof or after receiving a modification delivered by Licensor that would have avoided the alleged infringement.

10.5                            ENTIRE LIABILITY.  THIS SECTION STATES LICENSOR’S ENTIRE LIABILITY AND LICENSEE’S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT OR MISAPPROPRIATION CLAIMS AND ACTIONS PURSUANT TO SECTION 10.1 ABOVE.

10.6                            Indemnification by Licensee.  Licensee will defend, indemnify and hold harmless Licensor and its shareholders, officers, directors, agents, and employees from any and all claims, losses, liabilities, damages, costs, awards, and expenses, including attorneys’ fees, expertise witness fees and court costs (directly or indirectly) arising from or related to (i) any breach by Licensee of its obligations, duties and responsibilities under this Agreement, (ii) any breach of or default under any representations, warranties, guarantees or other written or oral statements made by or on behalf of Licensee or any person under its control, including agents, or (iii) third party claims based on Licensee’s modification to the Software or based on Software created to Licensee’s specific design. In addition, Licensee agrees to indemnify Licensor against any third party claims made against Licensor in Australia as a result of any breach, or alleged breach, by Licensee of any Privacy Laws provided that: (a) Licensor shall notify Licensee immediately if Licensor becomes aware of any third party claim made against it; (b) Licensee shall be entitled to assume the defence of any such claim and Licensor shall provide all reasonable assistance to Licensee (at Licensee’s cost) to enable Licensee to do so; and (c) Licensee shall be entitled to settle the third party claim on whatever terms it thinks appropriate (provided that Licensee must consult Licensor in good faith regarding the terms of that settlement and not agree to any terms that could reasonably be considered to be detrimental to Licensor).

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

11                                   LIMITATION OF LIABILITY.

11.1                            Circumstances may arise where, because of a default on Licensor’s part the Licensee is entitled to terminate this Agreement in whole (or in part) or obtain damages from the Licensor or do both. In each such instance, regardless of the basis on which the Licensee is entitled to claim from Licensor, including negligence, the Licensor is liable only for:

(a)          bodily injury (including death) damage to real property or tangible personal property up to the greater the value of:

(i)                                     $100,000 per event or;

(ii)                                  an amount equal to the charges invoiced for the Software or Services which are the subject matter of, or which are directly related to the cause of action; and

(b)         damages resulting from performance or non-performance of obligations under this Agreement or which result from Software of:

(i)                                     $100,000 per event or;

(ii)                                  an amount equal to the charges invoiced for the Software or Services which are the subject matter of, or which are directly related to the cause of action.

11.2                            Licensor is not liable for losses or damages of third parties claimed against Licensee or its sublicensees (other than those under Section 11.1(a) above) for loss or, of damage to, Licensee or sublicensee records or data, or for loss of profits or savings actual or anticipated, even if advised of the possibility of the same.

11.3                            If Licensor is in breach of a condition or warranty implied by the Trade Practices Act 1974, its liability is limited to:

(a)          where Licensor supplied Services - the cost of having the Services supplied again; or

(b)         where Licensor supplied Software -the repair or replacement of the Software or the supply of equivalent Software; and

where this condition or warranty relates to right to sell, quiet possession or clear title, or the Software is of a kind ordinarily acquired for personal, domestic or household use or consumption, then none of the limitations in this Section apply.

11.4                            Nothing in this Section limits Licensor’s liability for indemnification under Section 10.

12                                   Term and Termination.

12.1                            Term of the Agreement. This Agreement shall take effect upon the Effective Date. It shall continue for four (4) years, unless earlier terminated in accordance with Section 12.2.

12.2                            Termination. Other than a breach or default by Licensee under Sections 3, 6, or 14 of this Agreement, in which case, Licensor may immediately terminate this Agreement upon delivery of written notice thereof to Licensee, this Agreement may be terminated by either party, in whole or in part, as follows: (i) at any time by the mutual agreement of Licensor and Licensee; (ii) by either party by giving thirty (30) days written notice to the other party (the “Defaulting Party”) of a material breach of the Agreement, and such Defaulting Party fails to cure the material breach within such thirty (30) day period, unless a longer time period is agreed to in

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

writing by the parties; or (iii) by Licensee with one hundred eighty (180) days written notice to Licensor.

12.3                            Effects of Termination.  Upon the termination or expiration of this Agreement: (i) the License, and any other license rights granted to Licensee hereunder shall cease; (ii) Licensee shall immediately discontinue all permitted use of the Software; and (iii) at the sole discretion of Licensor, Licensee shall, within three (3) business days, either return to Licensor all copies of the Software, Documentation, and/or any other materials containing Licensor’s Confidential Information in Licensee’s control or possession, or else destroy all such Confidential Information, but in either case Licensee shall provide certification from an officer of Licensee that all such materials have either been returned or destroyed. Neither party shall incur any liability for damage, loss, or expenses incurred by the other incident to a party’s termination of the Agreement in accordance with its terms.

12.4                            Licensee’s Continuing Obligations.  Without limiting any of the above provisions, in the event of a termination as a result of Licensee’s failure to comply with any of its obligations under this Agreement, Licensee shall continue to be obligated to pay any such sums that may then be owing to the Licensor, nor shall termination discharge any liability that may have been incurred by Licensee subsequent thereto.

13                                     Proprietary Notices.  Licensee agrees to abide by the terms and conditions of all confidentiality notices or legends placed upon the Software; not to conceal from view any copyright, trademark or confidentiality notices placed on the Software, or any output generated by the Software; and to reproduce all copyright, trademark or confidentiality notices on all copies of the Software, made by Licensee, as permitted hereunder.

14                                   Confidentiality.

14.1                            Obligation to Maintain Confidentiality.  By virtue of the transactions contemplated by this Agreement, Licensee may obtain Confidential Information of Licensor or third parties. Licensee agrees that, except as expressly authorised by Licensor in writing, it will not at any time (during the term of this Agreement, or any time thereafter) disclose to any person or use any Confidential Information, as defined above, for any purposes whatsoever, or permit any person whatsoever to examine, and/or make copies of any reports, Documentation or Software (whether in written form or stored on magnetic, optical, or other mass storage media) prepared by it or that comes into its possession or under its control pursuant to this Agreement.  Licensee further agrees to maintain any Confidential Information that may come into its possession using the same degree of care Licensee uses with its own confidential information, but in no case less than reasonable care under the circumstances.

14.2                            Exceptions to Confidentiality.  Notwithstanding the foregoing, Confidential Information shall not include any information that: (i) at the time of the disclosure is already in the possession of the Licensee and not subject to an existing obligation of confidentiality; or (ii) is independently made available to the Licensee by an unrelated third party whose disclosure would not constitute a breach of any duty of confidentiality owed to Licensor and demonstrated by documentary evidence by Licensee; (iii) is generally available to the public through no wrongful act of the Licensee, (iv) is independently developed by the Licensee without using the Confidential Information as demonstrated by documentary evidence by Licensee; or (v) is compelled to be disclosed pursuant to a court order, or by governmental agency having authority over Licensee, and provided that Licensor shall first have the opportunity to request a protective order, and also provided that the Licensee first uses reasonable efforts to obtain confidential treatment for the Confidential Information.

14.3                            Except as provided above, all other information exchanged shall be considered non-confidential. If either party requires the exchange of confidential information outside the

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

scope of the definition of Confidential Information in this Agreement, it will be made under a signed confidentiality agreement.

15                                   Privacy.

15.1                            The Licensor must comply with all Privacy Laws in relation to any Personal Information that is disclosed to Licensor or to which Licensor has access in connection with this Agreement, whether or not the Licensor is an organisation bound by the Privacy Act.

15.2                            The Licensor must:

(a)          use the Personal Information only for the permitted purposes of it carrying out its obligations under this Agreement;

(b)         not disclose Personal Information except:

(i)                                     to an officer, employee or contractor of the Licensor to the extent necessary for the permitted purposes of it carrying out its obligations under this Agreement;

(ii)                                  as required by law, subject to the Licensor notifying Licensee immediately if it becomes aware that such a disclosure may be required; or

(iii)                               with the prior consent of Licensee;

(c)          ensure that any person to whom Personal Information is disclosed, does not do or omit to do anything which, if done or omitted to be done by the Licensor, would constitute a breach of this Section 15;

(d)         obtain from any contractor of the Licensor to whom information is disclosed, written agreement to comply with Privacy Laws and provisions having the same effect as this Section 15; and

(e)          not do anything or omit to do anything with the Personal Information that will cause Licensee to breach its obligations under a Privacy Law.

15.3                            The Licensor will:

(a)          collect, store, use, disclose or otherwise deal with the Personal Information as directed by Licensee, except to the extent that compliance with the direction would cause the Licensor to breach a Privacy Law;

(b)         give Licensee all information and access to the Licensor’s premises, staff, processes and systems that store or process Personal Information to the extent required by Licensee to enable it to assess or audit the Licensor’s compliance with Section 15 of this Agreement;

(c)          provide all reasonable assistance as required by Licensee to assist Licensee in complying with its obligations under the Privacy Law in connection with Licensor’s access to Personal Information under this Agreement;

(d)         notify Licensee if Licensor becomes aware of any breach or alleged breach of its obligations under this Section and comply with any reasonable direction from Licensee with respect to remedying that breach; and

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

(e)   take all reasonable steps to ensure that the Personal Information is protected against misuse and loss, or unauthorised access, modification or disclosure, including without limitation undertaking any staff training as may be required.

15.4         If Licensor directly collects on behalf of Licensee Personal Information from or about an individual which will be disclosed to Licensee, in addition to its own obligations under any Privacy Law, the Licensor must ensure that the individual is aware of:

(a)   the identity of Licensee, as the organisation for whom the Personal Information is being collected, and Licensee’s contact details, as notified by Licensee to the Licensor from time to time;

(b)   the fact that the individual has a right to request access to the Personal Information from Licensee;

(c)   the purposes for which the information is collected as notified by Licensee to the Licensor;

(d)   the organisations or types of organisations (if any) to which Licensee discloses Personal Information of the kind collected as notified by Licensee to the Licensor;

(e)   any law that requires the Personal Information to be collected by Licensee; and

(f)    the main consequences (if any) for the individual if all or part of the Personal Information is not provided to Licensee as notified by Licensee to the Licensor.

15.5         The Licensor must not transfer Personal Information to a person (including itself) in a foreign country without Licensee’s prior written consent.

16            Notices.

16.1         Delivery of Notices.  All notices, requests, demands and other communications, which are required or permitted hereunder shall be in writing, and shall be deemed to have been duly given, made and received: when personally delivered; or, if by facsimile when received, provided that the sender retains a printed transmittal confirmation sheet reflecting the date and time of delivery; or, if by overnight courier service, one (1) day following the day when deposited therewith for overnight priority service; or when deposited in the United States mails, first class postage prepaid, three (3) days following the day of such mailing, and addressed as set forth below:

If to Licensor to         Local Matters Voice and Wireless Division, Inc.

6301 N.W 5th Way, 4th Floor

Ft. Lauderdale, FL 33309

Fax: 954-689-6360

Attention: Miles Wortman

If to Licensee to:        General Counsel, Sensis Pty Ltd

Attn: Niki Hantzis

Level 8

222 Lonsdale Street Melbourne  Vic  3000

Australia

Fax:  +61 3 8653 7970

       Copy to:                Sourcing Counsel, Corporate Services, Telstra Corporation Limited

Attn:  Keith Major

Level 27, 242 Exhibition Street,

Melbourne  Vic  3000 Australia

Fax:  +61 3 9634 2183

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

16.2         Change in Notice.  Address. Any party hereto may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section.

17            Assignment.

17.1         Subject to Section 3.1 and 17.2, neither party may assign or transfer (including without limitation, by operation of law) its interest, rights or obligations under this Agreement or sublicense the Software without the prior written consent of the other party, which consent may not unreasonably withheld, and any prohibited assignment or sublicense shall be null and void.

17.2         Licensee may, by advance notice in writing to Licensor, transfer or assign its rights under this Agreement to an Affiliate, or to another third-party entity in connection with a divestment, restructuring or merger in which all or substantially all of Licensee’s assets relating to its voice and text based information services are transmitted, conveyed or otherwise transferred to such third-party entity or in which voting control of the Licensee’s outstanding capital stock have been transferred to or is controlled by such third-party entity, provided that if such a transfer or assignment would result in any of Licensee’s rights under this Agreement being conferred on any of Licensor’s competitors, Licensee may not transfer or assign such rights without Licensor’s prior written consent.

For purposes of this Section 17.2, “Licensor’s competitors” means Varetis AG., Volt Information Sciences, Inc., Nortel Inc. (DAS) or any entities that directly or indirectly engage in the development, installation, training, maintenance and/or support of software for directory inquiry database and assistance systems.

18            No Solicitation.  A party (“First Party”) and its sublicensees must not, during the Term and for a period of 6 months after the termination or expiration of this Agreement, employ an employee of the other party, without the prior written consent of the First Party.  Except with respect to Licensor’s employee Arthur Goud, this Section does not apply where First Party or its sub-licensees in good faith employs an employee of the other party for a position which has been publicly advertised and to which the employee has responded, provided there has been no solicitation, inducement or encouragement of that employee to apply for that position.

19            Amendment.  No amendment or modification of this Agreement shall have any effect, unless done in writing, stating with specificity the particular amendment or modification to be made and signed by all parties hereto or their duly authorised representatives.

20            Waiver: Severance.  Nothing herein may be waived unless done in writing and signed by the parties to be bound, and no modification or amendment of any provision of this Agreement shall be construed as a waiver, breach or cancellation of any other provision or a waiver of any other option, right or privilege on any other occasion. In the event any of the provisions of this Agreement are deemed to be invalid or unenforceable by court order, administrative agency or other governmental action, the unenforceable provision shall be deemed severable from the remainder of this Agreement to the extent permitted by law, and the remaining provisions of the Agreement shall remain binding with the same effect as though the void parts were deleted.

21            Governing Law and Jurisdiction.  In the event that it becomes necessary to enforce the terms of this Agreement, the validity, construction, interpretation, and performance of this

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to the conflict of law principles thereunder, and the parties hereby submit to the non-exclusive jurisdiction and venue of the federal and state courts located in Broward County Florida, U.S.A. The parties agree that this Agreement is not subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods.

22            Construction and Interpretation.  The section headings in this Agreement are for convenience only, they form no part of this Agreement and shall not affect its interpretation. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Except as otherwise provided herein, words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

23            Survival.  Sections 3.3, 3.4, 6.3, 7, 8, 9, 10, 11, 12.4, 14, 15, 16, 18, 21, 22, 23, 24 and 26, in addition to any other provisions that by their nature extend beyond termination or expiration, shall survive the termination or expiration of this Agreement.

24            Attorneys’ Fees.  The prevailing party in any action, including arbitration, to enforce or interpret this Agreement shall be entitled to recover reasonable costs and fees in connection therewith, including reasonable attorneys’ fees in addition to any other remedies available at law or in equity.

25            Severability.  The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

26            Export Control and Other Regulatory Compliance.  This Agreement shall be subject to all applicable laws, rules and regulations relating to the Software, including the export regulations of the United States Department of Commerce, Bureau of Export Administration. Licensee shall comply with all such laws, rules and regulations. Licensee shall not, and Licensee shall not permit any other party to, export or re-export the Software, whether in whole or in part, directly or indirectly, to any country, or to any foreign national of such a country regardless where such foreign nationals are located, for which the United States Government or any agency thereof requires an export license or other approval without first obtaining the same and at the sole cost and expense of Licensee.

27            Relationship of the Parties.  Each party is acting as an independent contractor and not as an agent, partner, or joint venture partner of the other party for any purpose except as provided for in this Agreement. Neither party shall have the right, power, or authority to act or create any obligation express or implied on behalf of the other, and neither party shall hold itself out as being able to do so.

28            Dispute Resolution.

28.1         Either party claiming a dispute has arisen must give the other party written notice describing the dispute in reasonable detail. The parties will their make Representatives available for the purpose of meeting to resolve the dispute within 5 business days of the notice.

28.2         If a dispute is not resolved in accordance with Section 28.1, either party may refer the dispute to mediation by notice to the other party.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

28.3         The mediation must be conducted in Victoria, Australia accordance with the Australian Commercial Disputes Centre Mediation Guidelines and this section 28.  In the event of any inconsistency between them, the provisions of this Section 28 will prevail.

(a)   Mediations are to be conducted in private.

(b)   The parties must notify each other no later than 48 hours prior to mediation of the names of their Representatives who will attend the mediation.

(c)   The terms of any mediation, settlement agreements and any information relating to the existence, conduct, status or outcomes of the mediation are deemed to be Confidential Information of each party and may only be published or announced with the consent of all parties and in terms agreed by the parties.

(d)   The parties will bear their own costs of the mediation including the costs of any Representatives and will each bear half the costs of the mediator.

(e)   Any agreement resulting from mediation will bind the parties on its terms.

(f)    If after a period of 10 business days (or such other period as may be agreed) from the date on which such mediation took place the parties have not been able to resolve the dispute, either party may then (but no earlier) refer the dispute to court of competent jurisdiction.

28.4         To the extent the dispute resolution process above is inconsistent with the process in Schedule A for an invoice dispute, Schedule A prevails.

29            Entire Agreement.  This Agreement constitutes the sole and entire agreement among the parties pertaining to the subject matter contained herein and supersedes and cancels any and all other prior or contemporaneous agreements or understanding, whether oral or written, among the parties with respect to the subject matter contained herein.

30            Escrow.

30.1         If the Source Code deposited in escrow is released to Licensee under the Escrow Agreement as a result of an event specified in clause 10(b)(ii) of the Escrow Agreement, then subject to Licensee’s continuing payment of the ALC and compliance with the terms of this Agreement, Licensee (and its permitted sub-licensees) will have a non-exclusive, perpetual, internal licence to use and modify the Source Code for the purpose of  providing voice and text based information services in accordance with the terms and intended uses set forth in this Agreement and the Escrow Agreement.

30.2         Licensor retains ownership of the Source Code, together with all copies and portions thereof, and all rights not expressly granted in this Section 30 are reserved by Licensor.

31            Access to Licensee’s premises.

31.1         When accessing Licensee’s premises or systems, including but not limited to access for the purposes of supplying the Software or Services, the Licensor will, and will ensure that the Licensor’s Representatives:

(a)   only access Licensee’s premises or systems, for the purpose approved in advance by Licensee;

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

(b)   comply with all relevant laws, standards and all other health, safety, security and other office policies or regulations (including the smoke-free work place policy) applying to Licensee’s premises or systems; and

(c)   comply with any reasonable direction given to them by the Licensee.

31.2         Where the Licensor requires access to Licensee’s systems from outside Licensee’s firewall in order to provide the Services, the Licensor agrees, if so requested by Licensee, to execute an External Access Agreement on or before the date the Licensor requires access.

32            Health and safety and environment.  To the extent that any employee or contractor of the Licensor will be required to attend Licensee’s premises, the Licensor will ensure that such persons will comply with the Licensee’s occupational health and safety and security requirements as notified to the Licensor.

33            Sensis as Agent for Telstra Corporation Limited. Sensis Pty Ltd (“Sensis”) enters into this Agreement as agent for Telstra Corporation Limited.  Sensis hereby agrees to be bound by the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written below:

Telstra Corporation Limited		Local Matters Voice and Wireless Division, Inc.

Signed:		Signed:	/s/ Miles Wortman

Print Name:		Print Name: Miles Wortman

Title:		Title: Director, Global Operations

Date:		Date:	4/19/07

Sensis Pty Ltd

Signed:	/s/ G. Smyth

Print Name:	G. Smyth

Title:	Mgr. Vendor Mgmt.

Date:	5/3/07

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

SCHEDULE “A”

to Master License & Support Agreement

SOFTWARE

SCHEDULE “A”

to Master License & Support Agreement

SOFTWARE

Software

[***]

Software Components	Version	Latest Version Shipped per CF Customer Record	Features - Comments	Pricing Basis	ALC
[***]	V4.1	V4.1	Licensed & Supported through 3/31/07 – no escrow	BHC	A[***] per 1,000 BHC per month.
[***]	V4.1	V4.1	Licensed & Supported through 3/31/07 – no escrow	BHC
[***]	V4.1	V4.1	Licensed & Supported through 3/31/07 – no escrow	BHC
[***]	V5.7	V5.7		BHC
[***]	V5.5	V 5.5		BHC
[***]	V5.5	V5.5		BHC

[***]	V4.1	V5.1		BHC
[***]	V4.4	V4.4	Inc Trace to Audio Feature	BHC
[***]	V4.3	V4.3		BHC
[***]	V4.1	V4.1		BHC
[***]	V1.4	V1.4		BHC
[***]				BHC

[***]			See below
[***]			See below
[***]	V4.1	V4.1		BHC
[***]	V4.1	V4.1	Licensed & Supported through 3/31/07 – no escrow	BHC
[***]	V5.5	V5.5
[***]	V4.1	V4.1		BHC
[***]	V4.1	No version listed		BHC

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

[***]	V4.1	V4.1		BHC
[***]	V5.5	??		BHC

[***]	V1.0	??	Supported at hourly rate only (T&M)	N/A

[***]

Software Components FlexiQ	Version	Latest Version Shipped per CF Customer Record	Features - Comments	Pricing Basis	ALC
[***]	V5.7	V5.7		BHC

[***]	V5.7	V5.5		BHC
[***]	V5.7	V5.5		BHC
[***]	V1.1	V1.1		BHC
[***]	V5.3	V 5.3	As deployed for Yellow Pages	BHC	License price [***] AUS per 1,000 BHC per month
[***]	V5.3	V5.3		BHC

[***]	V4.1	V4.1		BHC
[***]	V1.1	No version listed		BHC
[***]	V1.1			BHC
[***]
[***]	V1.4	V 1.4		BHC
[***]	V1.4.			BHC
[***]	[***]
[***]	V5.1	V5.1		BHS	ALC A[***] for 1st 500 Busy Hour Searches, annually

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

[***]	V5.1	V5.1	BHC	ALC A[***] for 1st 500 Busy Hour Calls, annually

[***]

Software Components	Version	Latest Version Shipped per CF Customer Record	Features - Comments	Pricing Basis	ALC
[***]	V4.1	V4.1			A[***], annually
[***]	V4.1	V4.1		Listings	A[***], monthly
[***]	V4.1	V4.1
[***]	V4.1	V4.1
[***]					A[***], annually

[***]
Software Components	Version	Latest Version Shipped per CF Customer Record	Features - Comments	Pricing Basis	ALC
[***] for the sole purpose of batch processing data on a dedicated server					A[***] plus A[***] for each customer record processed after the first [***] customer records processed in each year, payable annually.
Other Local Matters Licenses
[***]			Enterprise		INCLUDED
[***]

[***]			Enterprise		INCLUDED

* = [***]

ISx – Sensis Change Requests (CR’S)
Sensis Additional Modifications to Base ISx FlexiQ Software.
Support and Maintenance Covered by Master License Agreement

CR No.	Description of Additional Functionality	Pricing
1	Multiple requirements	INCLUDED
2	Listing content delivery	INCLUDED

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

4	DAH support	INCLUDED
7	Location “seed” specification	INCLUDED
8	Listing heading specification	INCLUDED
9	Out of location listings handling	INCLUDED
10	Clarification on updating rotation date	INCLUDED
11	Through-connection to operator	INCLUDED
13	Link DLCP record to agent	INCLUDED
16	Locality name in Given Name field	INCLUDED
17	After hours call diversion	INCLUDED
18	Operator line selection	INCLUDED
20	Display format changes	INCLUDED
21	New field in Collector for A-party number	INCLUDED
23	Increase Screen Save data Capacity	INCLUDED
25	Add area code to Collector contact data	INCLUDED
26	SMS Ad serving capability	INCLUDED
29	SMTP Mail Server failover	INCLUDED
31	Message and Promotional Text Windows	INCLUDED
32	Through Connection to Emergency Services	INCLUDED
35	Use Given Name only for heading search	INCLUDED
38	Connection to “000” emergency Services Operator	INCLUDED
40	Change ESAF to support for ORDB web pages	INCLUDED
41	Change how YP headings identified	INCLUDED
42	Message box for CNIS & International operator messages	INCLUDED
45	Access to enhanced content web pages	INCLUDED
47	Softkeys, etc. for eSAF Movies & Weather window	INCLUDED
50	Modify IDG I/B for TNZ searches	INCLUDED
53	Complete Help phrase for agent to use	INCLUDED
54	Undefine 4 softkeys from CR45	INCLUDED

51	Enable Promotional Text to be Passed from YP DB for Listings Flagged as WP Gov Search Type.	INCLUDED
84	Modify ISx 122 Keyboard driver to rationalise brackets (CR84)	INCLUDED
44	Flexistation Display of Heading Search results for matching Heading Synonyms and XRef Heading Synonyms	INCLUDED
82	Addition of the Postcode for any selected Sensis 1234 locality search criterion as a parameter in the “5678” URL	INCLUDED
88	MODIFY HEADING” KEY TO MATCH “LOC” KEY	INCLUDED
87	Agent Selects Screen Layout	INCLUDED
98	Remove listing count field from IDG screen	INCLUDED
103	Reformat Display of YP Listing	INCLUDED
108	XML HTTP Post WP/YP Listings	INCLUDED
109a	FlexiStation Hot swap of soft keys depending upon SLC	INCLUDED
127b	SWYMS Keyword enhancements	INCLUDED
135	Display Order of DBUU fields	INCLUDED
139a	Add two additional calling numbers	INCLUDED
142	FlexiStation functionality depending upon SLC	INCLUDED

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

144	Removal of OA & Directions access for 12456 calls	INCLUDED

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

Licence Fees

Primary License Charges.

The parties acknowledge that the Licensee has already paid the one-time, non-refundable Primary License Charge (PLC) for all Software identified in this Schedule A as of the Effective Date.

The Primary License Charge for any future Software that the parties mutually agree to add to this Agreement after the Effective Date shall be documented in a new Schedule to this Agreement or an amendment to this Schedule A executed in accordance with Section 19 (Amendment) or a purchase order entered into under this Agreement.

Annual License Charges are detailed in the chart above. The Annual License Charge for any future Software that the parties mutually agree to add to this Agreement shall be documented in a new Schedule to this Agreement or an amendment to this Schedule A executed in accordance with Section 19 (Amendment) or a purchase order entered into under this Agreement.

The licence fees referred to in paragraph 2.1 and 2.2 above are based on Licensee’s use of the Software to provide voice and text based information services in the Territory.

Subject to clause 2.5, from the Effective Date, Licensor will invoice Licensee monthly in arrears for the ALC for the Software payable in respect of the preceding month and the Licensee will pay the invoice within 30 days of receiving the invoice.

Where applicable, from the Effective Date, within 14 days of the end of each calendar month, Licensee will report to Licensor the actual number of Busy Hour Calls for the preceding month.   Licensor will then invoice Licensee monthly in arrears for the ALC for the Software payable in respect of the preceding month based on that Busy Hour Call report and the Licensee will pay the invoice within 30 days of receiving the invoice.

Licensor agrees to make available to Licensee at no additional charge version 5 of the Base Software promptly after it is commercially released.

In this Schedule A:

Busy Hour means, in respect of a month, the hour in that month which is made up of the four busiest consecutive 15 minute periods (measured according to the number of Calls answered by an operator) during that month.

Busy Hour Calls or BHC means, in respect of a month, the number of Calls answered by an operator during the Busy Hour for that month.

Busy Hour Search means in respect of the MacroMatch service the number of records processed and in respect of EWP means the number of Searches conducted during the four busiest contiguous 15 minute segments during a calendar month.

Call means, a call made by a Licensee customer to the directory assistance service provided by Licensee using the applicable Software.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

Payment terms

Licensee is not obliged to make a payment under Schedule A unless and until it receives a correctly rendered invoice.  An invoice is correctly rendered if:

the specified amount is correctly calculated and due for payment;

the invoice is accompanied (where necessary or where reasonably requested by Licensee) by substantiating documentation; and

the invoice complies with any requirements relating to GST.

Licensor will ensure that any invoice to Licensee specifies the following details where relevant:

the Agreement number and relevant Purchase Order number and date;

the Software, Documentation or Services ordered;

the place of delivery and the date of delivery; and

the applicable fee in Australian currency.

If Licensee disputes in good faith the whole or part of any invoice:

Licensee will give Licensor written notice of the disputed amount (with its reasons for the dispute);

Licensee may withhold the disputed amount but must pay Licensor any undisputed amount; and

the parties will attempt to resolve the dispute in accordance with Section 28.

Licensor acknowledges that any payment made to it by Licensee does not imply or constitute an admission on the part of Licensee that the Software, Documentation or Services have been properly supplied or performed in accordance with this Agreement or a waiver or release of Licensor’s obligations under this Agreement.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

SCHEDULE “B”

to Master License & Support Agreement

SOFTWARE SUPPORT PROCESS

This document defines the process for providing defect service, problem resolution and product support for the Software listed in Schedule A or subsequent schedules or purchase orders made under this Agreement from Licensor to Licensee.

Scope of process:

1              Standard Maintenance Services

Scope of Services.  During the Term, Licensor will provide Licensee the following Support and Maintenance Services for the Software:

(a)           Corrections of substantial defects in the Software so that the Software will operate as described.

(b)          Periodic updates of the Software that may incorporate (A) corrections of any substantial defects, (B) fixes of any minor bugs, and (C) at the sole discretion of Licensor, Enhancements to the Software.

(c)           Problem Reporting and Support -Software defects may be reported as an incident via Licensor’s support website to Licensor’s support system, by Licensee directly. Licensee can report problems via the website any day any time. For reported severity 1 incidents, Licensor provides Licensee support 24x7. For other severity levels, Licensor provides Licensee with support from Monday through Friday (8:00 AM - 5:00 PM, Licensee local time), excluding Licensor’s public holidays

When reporting an incident, Licensee personnel should provide the following information as a minimum:

•      Licensee ID

•      Licensee Password

•      Licensee contact name

•      Licensor product name and version

•      Severity of the incident

•      Description of the problem

An incident will be generated by Licensor’s support system as a result of this initial Licensor’s support website entry and an incident number will be assigned as the control number by Licensor’s support system. The incident number should be used in all future communication concerning the problem.

This incident will be recorded in Licensor’s support database. Licensor’s support system contains records about each problem and the solution (or fix) for it. It also contains records about Licensor’s customers, products and service organisations.

Licensor’s support system will send an email acknowledgement to the Licensee’s contact on the incident indicating that the incident has been received. Licensor’s customer support personnel will contact the Licensee within the defined time periods established for each severity level to begin problem investigation. Licensor’s customer support personnel will provide problem resolution and maintain the incident to closure. Licensee may obtain

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

incident status at any time via Licensor’s support website. Also, Licensee may update an existing incident with new information via the website.

If a problem requires on-site assistance, the then current hourly rates and terms for Services will apply.

Only for critical problems where Licensee cannot use the function/program which has a critical impact on business operation and an immediate circumvention or solution is required, if Licensor determines that on-site resources are required to fix the defect Licensor may elect to provide such on-site support as required. If the defect is ultimately determined to be a non-Licensor problem that assistance is billable at the then current hourly rates and terms for Services.

The following is a definition of problem severities:

2              SEVERITY 1 (CRITICAL) DESCRIPTION

Licensee cannot use the Software, which has a critical impact on the business operation, including Licensee’s ability to deliver services to its customers in accordance with its contractual obligations. An immediate circumvention or solution is required.

Licensor will attempt to determine an immediate solution to a severity 1 incident and will use commercially reasonable efforts to work around the clock to provide a fix or a temporary circumvention (In case of a temporary circumvention, the severity level will be renegotiated with the Licensee on site and available to Licensor’s support personnel until the problem is resolved.)

In case the Licensor’s problem manager is not available, Licensor will reassign the severity of the problem with the Licensee.

Licensor’s assigned problem manager will provide the status of the problem resolution to Licensee contact periodically.

Licensor target response time: Call backs to Severity 1 calls will occur within 2 business hours.

Target resolution time:

Action plan within 1 working day. Permanent resolution within 10 days.

3              SEVERITY 2 (MAJOR) DESCRIPTION

Licensee can use the Software, but the business operation and/or Licensee’s ability to deliver services to its customers in accordance with its contractual obligations is severely restricted.

Licensor’s target response time: Call backs to Severity 2 calls will occur within 4 business hours.

Target resolution time:

Action plan within 2 working days. Permanent resolution within 20 days.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

4              SEVERITY 3 (MINOR) DESCRIPTION

Licensee can use the Software with some restrictions on the functions which can be used. These restrictions do not have a critical impact on the business’s operations and/or Licensee’s ability to deliver services to its customers in accordance with its contractual obligations is impacted.

Licensor’s target response time: Call backs to Severity 3 calls will occur within 8 business hours.

Target resolution time:

Permanent resolution within 30 days

Technical Assistance - a reasonable amount of remote assistance is available during Licensor’s normal business hours (excluding local Licensor holidays) via telephone, fax, or e-mail to provide the Licensee with code-related technical assistance. For example, questions regarding availability of code corrections, Error fixes, Updates, use, operation, or the interpretation of the Software’s results.

If Licensor determines on-site assistance is required, and the problem is a failure of the Software to perform according to its then applicable specifications in the designated operating environment, no charges will apply.  If Licensor determines that the problem is due to other causes, or if Licensee expressly request on-site assistance, the then current Licensor hourly rate and terms for Services will apply.

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.